Exhibit 99.1

ITW Reports Second Quarter 2023 Results

•Revenue of $4.1 billion, an increase of 2% with organic growth of 3%
•Record operating income of $1.01 billion, an increase of 9%
•Operating margin of 24.8%, an increase of 170 bps
•Record GAAP EPS of $2.48, an increase of 5%; Excl. one-time tax items, EPS increased 9%
•Raising full year GAAP EPS guidance by $0.10 to a range of $9.55 to $9.95 per share

GLENVIEW, IL., August 1, 2023 - Illinois Tool Works Inc. (NYSE: ITW) today reported its second quarter 2023 results.

“The ITW team delivered another quarter of strong operational execution and financial performance. Quarterly operating income grew nine percent and exceeded $1 billion for the first time in ITW’s history, operating margin expanded 170 basis points year on year, and GAAP EPS of $2.48 was a Q2 record for the company,” said E. Scott Santi, Chairman and Chief Executive Officer. “Organic growth was three percent as resilient demand in many of ITW’s industrial end markets was partially offset by inventory reduction efforts by our end customers and channel partners in response to stabilizing supply chain performance, which we estimate to have impacted organic growth by 1 to 1.5 percent in the quarter. While customer and channel inventory normalization will continue to be a factor for the next several quarters, we expect stable underlying demand and continued strong margin and profitability performance through the balance of the year. As a result, we are raising our full-year 2023 GAAP EPS guidance by $0.10 at the mid-point.”

Second Quarter 2023 Results
Second quarter revenue of $4.1 billion increased two percent with organic revenue growth of three percent, as divestitures reduced revenue by one percent.

GAAP EPS increased five percent to $2.48 and included $0.07 of a one-time tax benefit. GAAP EPS of $2.37 in the second quarter of 2022 included a $0.16 one-time tax benefit. Excluding one-time tax items in both periods, EPS increased nine percent. Operating income grew nine percent to a record $1.01 billion. Operating margin of 24.8 percent improved 170 basis points as enterprise initiatives contributed 130 basis points. Operating cash flow was $790 million, and free cash flow was $705 million, an increase of 68 percent, with a conversion rate to net income of 94 percent. The company repurchased $375 million of its own shares and the effective tax rate was 21.4 percent.

2023 Guidance
ITW is raising its full-year GAAP EPS guidance by $0.10 to $9.55 to $9.95 per share. The company is projecting organic growth of three to five percent based on first half 2023 performance and current levels of demand. Divestitures are expected to reduce revenue by one percent resulting in total revenue growth of two to four percent. Operating margin is projected to be in the range of 24.5 to 25.5 percent, with enterprise initiatives contributing more than 100 basis points. Free cash flow is projected to be greater than 100 percent of net income and the company plans to repurchase approximately $1.5 billion of its own shares. The expected tax rate is in the range of 22.5 to 23.5 percent.

Non-GAAP Measures
This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule. The estimated guidance of free cash flow conversion rate is based on assumptions that are difficult to predict, and estimated guidance for the most directly comparable GAAP measure and a reconciliation of this forward-looking estimate to its most directly comparable GAAP estimate have been omitted due to the unreasonable efforts required in connection with such a reconciliation and the lack of reliable forward-looking cash flow information.

Forward-looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding global supply chain challenges, expected impact of inflation including raw material inflation and rising interest rates, the impact of enterprise initiatives, future financial and operating performance, free cash flow and free cash flow conversion rate, organic and total revenue, operating and incremental margin, price/cost impact, statements regarding diluted income per share, restructuring expenses and related benefits, expected dividend payments, after-tax return on invested capital, effective tax rates, exchange rates, expected access to liquidity sources, expected capital allocation, expected timing and amount of share repurchases, end market economic and regulatory conditions, the impact of recent or potential acquisitions and/or divestitures, and the company’s 2023 guidance. These statements are subject to certain risks, uncertainties, assumptions, and other factors that could cause actual results to differ materially from those anticipated. Such factors include those risk factors contained in ITW's Form 10-K for 2022 and subsequent reports filed with the SEC.

About Illinois Tool Works
ITW (NYSE: ITW) is a Fortune 200 global multi-industrial manufacturing leader with revenue of $15.9 billion in 2022. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW’s approximately 46,000 dedicated colleagues around the world thrive in the company’s decentralized and entrepreneurial culture. www.itw.com

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions except per share amounts	2023	2022	2023	2022
Operating Revenue	$4,074	$4,011	$8,093	$7,950
Cost of revenue	2,344	2,392	4,685	4,749
Selling, administrative, and research and development expenses	690	659	1,365	1,311
Amortization and impairment of intangible assets	30	34	61	69
Operating Income	1,010	926	1,982	1,821
Interest expense	(69)	(47)	(129)	(95)
Other income (expense)	20	24	30	38
Income Before Taxes	961	903	1,883	1,764
Income taxes	207	165	415	364
Net Income	$754	$738	$1,468	$1,400

Net Income Per Share:
Basic	$2.49	$2.37	$4.83	$4.49
Diluted	$2.48	$2.37	$4.81	$4.48

Cash Dividends Per Share:
Paid	$1.31	$1.22	$2.62	$2.44
Declared	$1.31	$1.22	$2.62	$2.44

Shares of Common Stock Outstanding During the Period:
Average	303.3	310.6	304.1	311.5
Average assuming dilution	304.2	311.5	305.2	312.6

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	June 30, 2023	December 31, 2022
Assets
Current Assets:
Cash and equivalents	$922	$708
Trade receivables	3,216	3,171
Inventories	1,921	2,054
Prepaid expenses and other current assets	345	329
Assets held for sale	—	8
Total current assets	6,404	6,270

Net plant and equipment	1,901	1,848
Goodwill	4,887	4,864
Intangible assets	708	768
Deferred income taxes	500	494
Other assets	1,252	1,178
	$15,652	$15,422

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$1,275	$1,590
Accounts payable	590	594
Accrued expenses	1,625	1,728
Cash dividends payable	396	400
Income taxes payable	154	147
Liabilities held for sale	—	1
Total current liabilities	4,040	4,460

Noncurrent Liabilities:
Long-term debt	6,947	6,173
Deferred income taxes	451	484
Noncurrent income taxes payable	151	273
Other liabilities	969	943
Total noncurrent liabilities	8,518	7,873

Stockholders' Equity:
Common stock	6	6
Additional paid-in-capital	1,550	1,501
Retained earnings	26,473	25,799
Common stock held in treasury	(23,116)	(22,377)
Accumulated other comprehensive income (loss)	(1,820)	(1,841)
Noncontrolling interest	1	1
Total stockholders' equity	3,094	3,089
	$15,652	$15,422

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended June 30, 2023
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$826	$139	16.8%
Food Equipment	654	182	27.8%
Test & Measurement and Electronics	700	162	23.2%
Welding	490	167	33.9%
Polymers & Fluids	459	119	25.9%
Construction Products	526	154	29.3%
Specialty Products	423	109	26.0%
Intersegment	(4)	—	—%
Total Segments	4,074	1,032	25.3%
Unallocated	—	(22)	—%
Total Company	$4,074	$1,010	24.8%

Six Months Ended June 30, 2023
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$1,622	$267	16.4%
Food Equipment	1,289	351	27.2%
Test & Measurement and Electronics	1,403	334	23.8%
Welding	983	324	32.9%
Polymers & Fluids	906	228	25.2%
Construction Products	1,052	299	28.4%
Specialty Products	846	218	25.8%
Intersegment	(8)	—	—%
Total Segments	8,093	2,021	25.0%
Unallocated	—	(39)	—%
Total Company	$8,093	$1,982	24.5%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q2 2023 vs. Q2 2022 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	16.3%	6.9%	1.1%	0.7%	(0.5)%	(5.7)%	(3.6)%	3.0%
Acquisitions/ Divestitures	—%	(1.0)%	—%	—%	(5.7)%	—%	(2.3)%	(1.1)%
Translation	(0.1)%	0.4%	(0.4)%	—%	(1.4)%	(1.1)%	0.5%	(0.3)%
Operating Revenue	16.2%	6.3%	0.7%	0.7%	(7.6)%	(6.8)%	(5.4)%	1.6%

Q2 2023 vs. Q2 2022 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	320 bps	140 bps	30 bps	-	(10) bps	(90) bps	(80) bps	60 bps
Changes in Variable Margin & OH Costs	(210) bps	140 bps	70 bps	460 bps	150 bps	320 bps	20 bps	100 bps
Total Organic	110 bps	280 bps	100 bps	460 bps	140 bps	230 bps	(60) bps	160 bps
Acquisitions/ Divestitures	—	30 bps	—	—	30 bps	—	60 bps	10 bps
Restructuring/Other	140 bps	—	(30) bps	—	(90) bps	(60) bps	(90) bps	—
Total Operating Margin Change	250 bps	310 bps	70 bps	460 bps	80 bps	170 bps	(90) bps	170 bps

Total Operating Margin % *	16.8%	27.8%	23.2%	33.9%	25.9%	29.3%	26.0%	24.8%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	30 bps	50 bps	170 bps	10 bps	180 bps	10 bps	60 bps	70 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.07) on GAAP earnings per share for the second quarter of 2023.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

H1 2023 vs. H2 2022 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	11.9%	11.3%	3.3%	5.3%	(0.3)%	(3.6)%	(4.3)%	4.1%
Acquisitions/ Divestitures	—%	(1.1)%	—%	—%	(5.1)%	—%	(1.1)%	(0.9)%
Translation	(1.6)%	(1.0)%	(1.7)%	(0.3)%	(1.9)%	(2.1)%	(0.5)%	(1.4)%
Operating Revenue	10.3%	9.2%	1.6%	5.0%	(7.3)%	(5.7)%	(5.9)%	1.8%

H1 2023 vs. H2 2022 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	230 bps	210 bps	80 bps	80 bps	(10) bps	(60) bps	(90) bps	90 bps
Changes in Variable Margin & OH Costs	(330) bps	140 bps	100 bps	210 bps	80 bps	310 bps	—	60 bps
Total Organic	(100) bps	350 bps	180 bps	290 bps	70 bps	250 bps	(90) bps	150 bps
Acquisitions/ Divestitures	—	20 bps	—	—	30 bps	—	30 bps	10 bps
Restructuring/Other	110 bps	(10) bps	(20) bps	—	(60) bps	(30) bps	(40) bps	—
Total Operating Margin Change	10 bps	360 bps	160 bps	290 bps	40 bps	220 bps	(100) bps	160 bps

Total Operating Margin % *	16.4%	27.2%	23.8%	32.9%	25.2%	28.4%	25.8%	24.5%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	30 bps	50 bps	180 bps	10 bps	190 bps	10 bps	60 bps	80 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.15) on GAAP earnings per share for the first half 2023.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Dollars in millions	2023	2022	2023	2022
Numerator:
Net income	$754	$738	$1,468	$1,400
Discrete tax benefit related to the second quarter 2023	(20)	—	(20)	—
Discrete tax benefit related to the second quarter 2022	—	(51)	—	(51)
Interest expense, net of tax (1)	53	36	99	73
Other (income) expense, net of tax (1)	(15)	(18)	(23)	(29)
Operating income after taxes	$772	$705	$1,524	$1,393

Denominator:
Invested capital:
Cash and equivalents	$922	$879	$922	$879
Trade receivables	3,216	3,109	3,216	3,109
Inventories	1,921	1,975	1,921	1,975
Net assets held for sale	—	73	—	73
Net plant and equipment	1,901	1,736	1,901	1,736
Goodwill and intangible assets	5,595	5,702	5,595	5,702
Accounts payable and accrued expenses	(2,215)	(2,241)	(2,215)	(2,241)
Debt	(8,222)	(7,640)	(8,222)	(7,640)
Other, net	(24)	(214)	(24)	(214)
Total net assets (stockholders' equity)	3,094	3,379	3,094	3,379
Cash and equivalents	(922)	(879)	(922)	(879)
Debt	8,222	7,640	8,222	7,640
Total invested capital	$10,394	$10,140	$10,394	$10,140

Average invested capital (2)	$10,366	$10,143	$10,292	$10,024

Net income to average invested capital (3)	29.1%	29.1%	28.5%	27.9%
After-tax return on average invested capital (3)	29.8%	27.8%	29.6%	27.8%

(1)    Effective tax rate used for interest expense and other (income) expense for the three months ended June 30, 2023 and 2022 was 23.6% and 23.9%, respectively. Effective tax rate used for interest expense and other (income) expense for the six months ended June 30, 2023 and 2022 was 23.1% and 23.5%, respectively.

(2)    Average invested capital is calculated using the total invested capital balances at the start of the period and at the end of each quarter within each of the periods presented.

(3)    Returns for the three months ended June 30, 2023 and 2022 were converted to an annual rate by multiplying the calculated return by 4. Returns for the six months ended June 30, 2023 and 2022 were converted to an annual rate by multiplying the calculated return by 2.

A reconciliation of the tax rate for the three and six months ended June 30, 2023, excluding the second quarter 2023 discrete tax benefit of $20 million related to amended 2021 U.S. taxes, is as follows:

	Three Months Ended		Six Months Ended
	June 30, 2023		June 30, 2023
Dollars in millions	Income Taxes	Tax Rate	Income Taxes	Tax Rate
As reported	$207	21.4%	$415	22.0%
Discrete tax benefit related to the second quarter 2023	20	2.2%	20	1.1%
As adjusted	$227	23.6%	$435	23.1%

A reconciliation of the tax rate for the three and six months ended June 30, 2022, excluding the second quarter 2022 discrete tax benefit of $51 million related to the resolution of a U.S. tax audit, is as follows:

	Three Months Ended		Six Months Ended
	June 30, 2022		June 30, 2022
Dollars in millions	Income Taxes	Tax Rate	Income Taxes	Tax Rate
As reported	$165	18.3%	$364	20.7%
Discrete tax benefit related to the second quarter 2022	51	5.6%	51	2.8%
As adjusted	$216	23.9%	$415	23.5%

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

Twelve Months Ended
Dollars in millions	December 31, 2022
Numerator:
Net income	$3,034
Discrete tax benefit related to the fourth quarter 2022	(32)
Discrete tax benefit related to the second quarter 2022	(51)
Interest expense, net of tax (1)	156
Other (income) expense, net of tax (1)	(196)
Operating income after taxes	$2,911

Denominator:
Invested capital:
Cash and equivalents	$708
Trade receivables	3,171
Inventories	2,054
Net assets held for sale	7
Net plant and equipment	1,848
Goodwill and intangible assets	5,632
Accounts payable and accrued expenses	(2,322)
Debt	(7,763)
Other, net	(246)
Total net assets (stockholders' equity)	3,089
Cash and equivalents	(708)
Debt	7,763
Total invested capital	$10,144

Average invested capital (2)	$10,017

Net income to average invested capital	30.3%
After-tax return on average invested capital	29.1%

(1)    Effective tax rate used for interest expense and other (income) expense for the year ended December 31, 2022 was 23.2%.

(2)    Average invested capital is calculated using the total invested capital balances at the start of the period and at the end of each quarter within the period presented.

A reconciliation of the 2022 effective tax rate excluding the fourth quarter 2022 discrete tax benefit of $32 million related to the utilization of capital loss carryforwards and the second quarter 2022 discrete tax benefit of $51 million related to the resolution of a U.S. tax audit is as follows:

	Twelve Months Ended
	December 31, 2022
Dollars in millions	Income Taxes	Tax Rate
As reported	$808	21.0%
Discrete tax benefit related to the fourth quarter 2022	32	0.8%
Discrete tax benefit related to the second quarter 2022	51	1.4%
As adjusted	$891	23.2%

FREE CASH FLOW (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Dollars in millions	2023	2022	2023	2022
Net cash provided by operating activities	$790	$501	$1,518	$824
Less: Additions to plant and equipment	(85)	(81)	(198)	(155)
Free cash flow	$705	$420	$1,320	$669

Net income	$754	$738	$1,468	$1,400

Net cash provided by operating activities to net income conversion rate	105%	68%	103%	59%
Free cash flow to net income conversion rate	94%	57%	90%	48%

ADJUSTED NET INCOME PER SHARE - DILUTED (UNAUDITED)

	Three Months Ended
	June 30,
	2023	2022
As reported	$2.48	$2.37
Discrete tax benefit related to the second quarter 2023	(0.07)	—
Discrete tax benefit related to the second quarter 2022	—	(0.16)
As adjusted	$2.41	$2.21

Twelve Months Ended
December 31, 2022
As reported	$9.77
Net impact of gains from two divestitures in the fourth quarter 2022	(0.60)
As adjusted	$9.17